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                                                                      EXHIBIT 15

                   LETTER RE UNAUDITED FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: Oglethorpe Power Corporation
       Registration on Form S-4

    We are aware that our report dated November 14, 1997, on our review of the condensed interim financial statements of Oglethorpe Power Corporation for the twelve-month period ended September 30, 1997 is included in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia,
December 16, 1997.